Exhibit 23(o)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-158302 on Form S-3 of our report dated February 23, 2009 (March 10, 2010 as to Note 3), relating to the 2008 consolidated statements of earnings/(loss), changes in stockholders’ equity, comprehensive income/(loss) and cash flows (which report expresses an unqualified opinion on those financial statements, and includes explanatory paragraphs regarding (1) Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009 and (2) the retrospective adjustment in the 2008 financial statements for a change in the composition of reportable segments), appearing in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 10, 2012